Exhibit 11

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of the Class A Common Stock, $0.01 par value per share, of Townsquare Media, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1).  This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  June 3, 2016
GE CAPITAL EQUITY HOLDINGS, LLC

By:	/s/ Robert Roderick
	Name:	Robert Roderick
	Title:	Managing Director

GE BUSINESS FINANCIAL SERVICES INC.

By:	/s/ Robert Roderick
	Name:	Robert Roderick
	Title:	Vice President

AN CAPITAL CORPORATION

By:	/s/ Robert Roderick
	Name:	Robert Roderick
	Title:	Vice President

GE CAPITAL US HOLDINGS, INC.

By:	/s/ Robert Roderick
	Name:	Robert Roderick
	Title:	Attorney-in-fact

GENERAL ELECTRIC COMPANY

By:	/s/ Robert Roderick
	Name:	Robert Roderick
	Title:	Attorney-in-fact